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                                                                 Exhibit (d)(13)

                            FEE REDUCTION COMMITMENT

This FEE REDUCTION COMMITMENT is made as of April 1, 2002 by Northern Trust Investments, Inc. ("NTI") and Northern Trust Global Investments (Europe) Limited ("NTGIE").

               WHEREAS, Northern Institutional Funds (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

               WHEREAS, NTI and NTGIE (the "Advisers") serve jointly as the investment advisers to the International Bond, International Growth, Bond, Short-Intermediate Bond, Intermediate Bond and Balanced Portfolios, and NTI serves as investment adviser to the Government Select, Municipal, U.S. Government Securities, U.S. Treasury Index, Equity Index, Diversified Growth, Focused Growth, Mid Cap Growth, Small Company Index, Small Company Growth and International Equity Index Portfolios of the Trust (each a "Portfolio"), pursuant to an Investment Advisory Agreement dated March 31, 1998, and certain Assumption Agreements by and among NTI, NTGIE and The Northern Trust Company dated April 1, 1998, January 1, 2001, May 2, 2001 and April 1, 2002 (together the "Investment Advisory Agreement"); and

               WHEREAS, the Advisers desire to reduce permanently their contractual fee rates under the Investment Advisory Agreement for certain Portfolios; and

               WHEREAS, the Advisers represent that the quality and quantity of their services under the Investment Advisory Agreement will not be affected by this commitment and that their obligations under the Investment Advisory Agreement will remain unchanged in all respects.

               NOW, THEREFORE, for good and valuable consideration receipt of which is hereby acknowledged, the Advisers, intending to be legally bound, agree as follows:

         1. Effective the date hereof, the Advisers reduce permanently their contractual fee rates under the Investment Advisory Agreement for the Portfolios as follows:

               For the services provided and the expenses assumed by the Advisers pursuant to the Investment Advisory Agreement, the Trust will pay to NTI and/or NTGIE, as applicable, as full compensation therefor a fee at the following annual rates of each Portfolio's average net assets, which fee will be computed based on the net assets of the Portfolio on each day and will be paid to NTI and/or NTGIE, as applicable, monthly:

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                                 Portfolio                       Annual Fee Rate
                                 ---------                       ---------------

                      Government Select Portfolio.......................20%
                      Municipal Portfolio...............................20%
                      U.S. Government Securities Portfolio..............40%
                      Short-Intermediate Bond Portfolio.................40%
                      Intermediate Bond Portfolio.......................40%
                      U.S. Treasury Index Portfolio.....................30%
                      Bond Portfolio....................................40%
                      International Bond Portfolio......................85%
                      Balanced Portfolio................................60%
                      Equity Index Portfolio............................20%
                      Diversified Growth Portfolio......................75%
                      Focused Growth Portfolio..........................85%
                      Mid Cap Growth Portfolio..........................90%
                      Small Company Index Portfolio.....................30%
                      Small Company Growth Portfolio....................95%
                      International Equity Index Portfolio..............35%
                      International Growth Portfolio....................90%

         2. Any future amendment to increase or otherwise reinstate the contractual fee rates under the Investment Advisory Agreement for the Portfolios as in effect prior to the date hereof must be approved by the shareholders of the affected Portfolio(s) as and to the extent required by the 1940 Act.

         3. This Fee Reduction Commitment shall be attached to and made a part of the Investment Advisory Agreement.

         4. The Investment Advisory Agreement shall continue in full force and effect as modified hereby.


               IN WITNESS WHEREOF, the Advisers have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                      -2-

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Attest: __________________________     NORTHERN TRUST INVESTMENTS, INC.

                                       By /s/___________________________________
                                         (Authorized Officer)


Attest: /s/ James Grassi               NORTHERN TRUST GLOBAL INVESTMENTS
        ----------------               (EUROPE) LIMITED

                                       By /s/ Nicholas G. Ring
                                          --------------------
                                         (Authorized Officer)


ACCEPTED AND AGREED:

NORTHERN INSTITUTIONAL FUNDS


By:     _________________________
Title:  _________________________

                                      -3-